EXHIBIT 77M

COLUMBIA FUNDS SERIES TRUST II

MERGER OF COLUMBIA CONSERVATIVE HIGH YIELD FUND, A SERIES OF COLUMBIA FUNDS SERIES TRUST I AND COLUMBIA HIGH INCOME FUND, A SERIES OF COLUMBIA FUNDS SERIES TRUST INTO COLUMBIA INCOME OPPORTUNITIES FUND

On March 11, 2011, Columbia Conservative High Yield Fund, a series of Columbia Funds Series Trust I and Columbia High Income Fund, a series of Columbia Funds Series Trust (each a Selling Fund and together the Selling Funds) merged into Columbia Income Opportunities Fund (the Buying Fund), a series of Columbia Funds Series Trust II.

BOARD ACTION: Board members of the Selling Funds, at meetings held in September 2010 and Board members of the Buying Fund, at a meeting held in August 2010, approved an Agreement and Plan of Reorganization (the Agreement). Each Board determined that participation in the reorganization was in the best interests of the respective Fund and that the interests of existing shareholders of the respective Fund would not be diluted as a result of the reorganization.

SHAREHOLDER APPROVAL: The shareholders of the Selling Fund approved the Agreement between the Selling Fund and the Buying Fund at a special meeting of shareholders held on February 15, 2010.

TERMS OF THE REORGANIZATION: Under the Agreement, Columbia Conservative High Yield Fund transferred all of its assets attributable to Class A, Class B, Class C, Class Y and Class Z shares to the Buying Fund in exchange for the corresponding Classes of shares of the Buying Fund and Columbia High Income Fund transferred all of its assets attributable to Class A, Class B, Class C and Class Z shares to the Buying Fund in exchange for the corresponding Classes of shares of the Buying Fund. Those shares were distributed proportionately to the shareholders of the Selling Fund. The Buying Fund assumed the liabilities of the Selling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. The Selling Fund, the Buying Fund and Columbia Management Investment Advisers, LLC agreed to bear the costs of the reorganization as outlined in the Agreement.



REDOMICILING OF COLUMBIA FLOATING RATE FUND

On March 7, 2011, Columbia Floating Rate Fund (the Redomiciling Fund), a series of RiverSource Bond Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: The shareholders of the Redomiciling Fund approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Class A, Class B, Class C, Class I, Class R, Class R4, Class R5, Class W and Z shares to the New Fund in exchange for the corresponding Classes of shares of the New Fund. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.
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REDOMICILING OF COLUMBIA INCOME OPPORTUNITIES FUND

On March 7, 2011, Columbia Income Opportunities Fund (the Redomiciling Fund), a series of RiverSource Bond Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: The shareholders of the Redomiciling Fund approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Class A, Class B, Class C, Class I, Class R, Class R4, Class R5, Class W, Class Y and Class Z shares to the New Fund in exchange for the corresponding Classes of shares of the New Fund. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.



REDOMICILING OF COLUMBIA INFLATION PROTECTED SECURITIES FUND

On March 7, 2011, Columbia Inflation Protected Securities Fund (the Redomiciling
Fund), a series of RiverSource Bond Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: The shareholders of the Redomiciling Fund approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Class A, Class B, Class C, Class I, Class R2, Class R4, Class R5, Class W and Class Z shares to the New Fund in exchange for the corresponding Classes of shares of the New Fund. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.



REDOMICILING OF COLUMBIA LARGE CORE QUANTITATIVE FUND

On March 7, 2011, Columbia Large Core Quantitative Fund (the Redomiciling Fund), a series of RiverSource Large Cap Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).
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BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on
November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: The shareholders of the Redomiciling Fund approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Class A, Class B, Class C, Class I, Class R2, Class R3, Class R4, Class R5, Class W and Class Z shares to the New Fund in exchange for the corresponding Classes of shares of the New Fund. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.



REDOMICILING OF COLUMBIA LIMITED DURATION CREDIT FUND

On March 7, 2011, Columbia Limited Duration Credit Fund (the Redomiciling Fund), a series of RiverSource Bond Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: The shareholders of the Redomiciling Fund approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Class Class A, Class B, Class C, Class I, Class R4, Class W and Class Z shares to the New Fund in exchange for the corresponding Classes of shares of the New Fund. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.



REDOMICILING OF COLUMBIA MONEY MARKET FUND

On March 7, 2011, Columbia Money Market Fund (the Redomiciling Fund), a series of RiverSource Money Market Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: The shareholders of the Redomiciling Fund approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011.
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TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund
transferred all of its assets attributable to Class Class A, Class B, Class C, Class I, Class R2, Class R5, Class W and Class Z shares to the New Fund in exchange for the corresponding Classes of shares of the New Fund. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.



REDOMICILING OF COLUMBIA SHORT-TERM CASH FUND

On March 7, 2011, Columbia Short-Term Cash Fund (the Redomiciling Fund), a series of RiverSource Short Term Investments Series, Inc., was reorganized into a newly formed series of Columbia Funds Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: The shareholders of the Redomiciling Fund approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to its shares to the New Fund in exchange for shares of the New Fund, respectively. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.